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                                                                    EXHIBIT 10.1


               AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT


         THIS AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made and entered as of the 19th day of April, 2005, by and between WEATHERLY GROUP, LLC, a Delaware limited liability company ("Service Provider"), and ORCHID PAPER PRODUCTS COMPANY, a Delaware corporation (the "Company").

         WHEREAS, Service Provider and the Company desire to amend and restate that certain Management Services Agreement entered as of March 1, 2005 by and between Service Provider and the Company (the "Original Agreement"); and

         WHEREAS, Service Provider has developed experience and knowledge in business and financial management, which experience and knowledge are of great value to the Company in implementing its business. Service Provider is willing to provide financial and management consulting services to the Company. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate Service Provider for such services.

         NOW, THEREFORE, for and in consideration of the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto mutually agree as follows:

         SECTION 1. TERM; TERMINATION. Subject to the provisions hereinafter set forth, the term of this Agreement commenced as of March 1, 2004 and shall end five (5) years from such date (the "Term") and shall terminate upon the expiration of the Term or as otherwise provided herein. The Term shall terminate prior to the fifth anniversary of March 1, 2004 in the event of the consummation of a change of control transaction or at any time after the March 1, 2007 in the event that the Company upon a resolution of the Board gives notice of such termination.

         SECTION 2. EXTENT OF SERVICES. During the Term, Service Provider shall provide acquisition, management and operations services of a type similar to the following:

                  (a) assisting with the coordination, attendance and organization of the regularly scheduled meetings of the Company's Board of Directors (the "Board") and with the dissemination of all materials and other information which the Board will be asked to consider and act on at such meetings;

                  (b) actively seeking out and bringing to the Board's attention new business opportunities;

                  (c) at the request of the Board finding financing for acquisitions, growth and/or refinancing of the Company's existing debt;

                  (d) serving as the primary liaison between the Company and its investors and financial institutions;


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                  (e) actively monitoring and evaluating the Company's
performance and report the results of his findings to the Board;

                  (f) assisting the President of the Company in developing an annual business plan for the Company;

                  (g) assisting the President of the Company in planning for the Company's future; and

                  (h) performing such other services as may be reasonably requested by the Board.

         SECTION 3. TIME COMMITMENT. The Service Provider shall devote sufficient time to enable the Service Provider to provide the services contemplated in this Agreement; provided, however, the Company acknowledges and agrees that the amount of time provided by the Service Provider hereunder will vary depending on the nature and status of the Company's activities in any given month.

         SECTION 4. CONSIDERATION.

                  (a) Consulting Fee. The Company shall pay Service Provider an annual management fee of Three Hundred Twenty-Five Thousand Dollars ($325,000), payable monthly in arrears; provided that in the event of an initial public offering of shares of the Company's capital stock pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, which has become effective thereunder (other than a registration statement relating solely to employee benefit plans or a transaction covered by Rule 145 of the Securities and Exchange Commission), the management fee shall be reduced to an annual management fee of One Hundred Twenty-Five Thousand Dollars ($125,000.00), payable monthly in arrears, in exchange for the Company making a lump sum payment to Service Provider of One Hundred Fifty Thousand Dollars ($150,000.00), for services rendered hereunder (the "Consulting Fee");

                  (b) In addition to the amount specified in Section 4(a) above, Company shall pay Manager a fee for each acquisition made by Company during the Term. Such fees shall be calculated on a standard Lehman Scale (5.0% of the first $1.0 million of value, 4.0% of the second $1.0 million of value, 3.0% of the third $1.0 million of value, 2.0% of the fourth $1.0 million of value and 1.0% of the value paid above $4.0 million) and applied to the total acquisition consideration of any acquisition made by Orchids during the Term.

                  (c) Financing Related Suspension in Payment of the Consulting Fee. In the event that the Company is not in compliance with the financial covenants contained in that certain Agented Revolving Credit and Term Loan Agreement dated October 15, 2002, as amended, between Bank of Oklahoma et. al., the Board shall provide written notice of such deficiency to the Service Provider and, to the extent required by the terms of either of the Financing Agreements, the Board may elect to suspend the payment of, but not the accrual of, 50% of the Consulting Fee (or such larger percentage as may be required under the Financing Agreements) for so long as the Company is not in compliance with such covenants. In such reduction, partial months shall be computed at an appropriate daily rate. At such time as the


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Company comes into compliance with such covenants, all accrued, but unpaid, portions of the Consulting Fee shall be paid in full.

                  (d) Expenses. At all times during the Term, the Company shall promptly reimburse Service Provider for reasonable out-of-pocket expenses incurred in performing services pursuant to this Agreement, including, without limitation, travel expenses.

                  (e) Payment to Service Provider. All fees payable to Service Provider shall be payable in cash by wire transfer of immediately available funds to the account of Service Provider, as specified thereby to the Company in writing prior to such payment.

         SECTION 5. PROVIDER OF SERVICES. The Service Provider agrees that the services to be provided hereunder shall be provided exclusively by principals of Service Provider or its affiliates or assigns.

         SECTION 6. INDEPENDENT CONTRACTOR STATUS. In the performance of Service Provider's obligations hereunder, it is understood that Service Provider shall be at all times acting and performing independently of the Company's control as to the manner and methods of providing the services required under this Agreement. Service Provider's compliance with the rules and regulations of the Company governing the conduct of Service Provider, generally, shall be limited to those rules and regulations to which Service Provider has previously agreed in writing. In the performance of Service Provider's obligations hereunder, neither Service Provider nor any of its stockholders, officers, directors, employees, agents or representatives shall be considered an employee, agent, officer, or associate of the Company or any of its subsidiaries for any purpose. It is understood that Service Provider is free to contract for similar services with other persons or companies while under contract with the Company. Service Provider shall not, in connection with any services provided for, to, or on behalf of the Company represent to any person or entity that Service Provider is associated with the Company in any capacity other than that of an independent contractor. This Agreement in no way limits the ability of Service Provider, or any of its affiliates, to engage in any other activities.

         SECTION 7. INDEMNIFICATION. The Company agrees to indemnify, defend and hold harmless Service Provider and its stockholders, officers, directors, affiliates, employees and agents against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees, whether arising in disputes between the parties or with third parties) arising from this Agreement and/or their performance hereunder, except as a result of their gross negligence or intentional wrongdoing and except for diminution in value of any investment in the Company.

         SECTION 8. SUPERSEDES. Upon the execution of this Agreement by the parties hereto, this Agreement shall supersede and replace the Original Agreement.

         SECTION 9. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties relating to the provision of services contemplated herein and there are no covenants, conditions, representations, or agreements, oral or written, of any nature whatsoever, other than those contained herein, relating to the provision of services contemplated herein.


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         SECTION 10. AMENDMENTS. No amendment, alteration, or modification of this Agreement shall be binding upon the parties hereto unless said amendment, alteration, or modification is in writing and signed by both parties hereto.

         SECTION 11. SEVERABILITY. In the event any provision of this Agreement shall be found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void part were deleted.

         SECTION 12. WAIVER. The waiver of a breach of any term of this Agreement by any of the parties hereto shall not operate or be construed as a waiver by such party of the breach of any other term of this Agreement or as a waiver of a subsequent breach of the same term of this Agreement.

         SECTION 13. ASSIGNMENT. Service Provider shall not assign, transfer, or convey this Agreement, or in any way encumber the compensation or other benefits payable to it hereunder, except with the prior written consent of the Company; provided, however, the Service Provider may assign this Agreement to its affiliates without the prior written consent of the Company. The Company may assign this Agreement and its rights hereunder in whole, but not in part, to any entity with or into which it may transfer all or substantially all of its assets (and, in such event, the term "Company" as used herein shall mean and refer to such successor-in-interest).

         SECTION 14. NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by facsimile, overnight delivery, or registered mail, return receipt requested, to the parties at the addresses set forth on the signature page of this Agreement or at such other addresses as either party may designate to the other in writing. Notices delivered personally or by overnight delivery shall be effective upon delivery. Notices properly addressed and delivered by mail, return receipt requested, shall be effective upon deposit with the United States Postal Service. Notices sent by facsimile shall be effective upon confirmation of transmission.

         SECTION 15. BINDING EFFECT. This Agreement shall be binding on the parties hereto and on their respective heirs, administrators, executors, successors, and permitted assigns.

         SECTION 16. COUNTERPARTS. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall constitute an original, but all of which together shall constitute but a single document.

         SECTION 17. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions. Each party consents to the in personam jurisdiction of the state and federal courts located in the State of Delaware in connection with any claim or dispute arising under or in connection with this Agreement. Each party consents to service of process by U.S. mail.

         SECTION 18. Waiver of Jury Trial. EXCEPT TO THE EXTENT PROHIBITED BY ANY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY


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JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION,
ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 18 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EITHER OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.


                           [SIGNATURE PAGES TO FOLLOW]


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                         ORCHIDS PAPER PRODUCTS COMPANY


                                         By:
                                             -----------------------------------
                                             Name:    Michael P. Sage
                                            Title:    Chief Executive Officer
                                          Address:    4826 Hunt Street
                                                      Pryor, Oklahoma 74361
                                                      Facsimile: (908) ___-____


                                         WEATHERLY GROUP, LLC


                                         By:
                                             -----------------------------------
                                             Name:    Douglas E. Hailey
                                            Title:    Managing Member
                                          Address:    1171 Maggies Way
                                                      Waterbury Center, VT 05677
                                                      Facsimile: (802) 244-4048


                                         TAGLICH BROTHERS, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                            Title:
                                          Address:


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